Net Element and Cazador Acquisition Corporation Announce Completion of Merger to Become Net Element International, Trading to Begin Wednesday Under NASDAQ Symbol ‘NETE’

Net Element International’s New CEO, Francesco Piovanetti, and Newly Appointed Chairman, Kenges Rakishev, to Join Company’s Team in Ringing NASDAQ Opening Bell on October 4

NEW YORK – Oct. 2, 2012 – Net Element, a technology driven group in mobile commerce and payment processing, as well as in entertainment and culture Internet destinations in Russia and other emerging markets, and Cazador Acquisition Corporation, a special purpose acquisition company (SPAC), today announced that their respective shareholders have approved their merger agreement and their previously announced business combination has been completed. The combined entity, named "Net Element International Inc.," will be listed on the NASDAQ Capital Market beginning Wednesday, Oct. 3, under the ticker symbol “NETE.”

“As a result of this merger, Net Element International is well-positioned to become a leading mobile-based commerce and payment processing platform and continue implementing our growth strategy for our content and technology properties in the U.S. as well as Russia and other emerging markets,” said Francesco Piovanetti, Net Element International’s new Chief Executive Officer, who previously served as Cazador’s Chairman and Chief Executive Officer.

Opening Bell Ceremony on October 4

In celebration of its NASDAQ listing, Net Element International will ring the NASDAQ opening bell at 9:30 a.m. Thursday, Oct. 4, at the NASDAQ MarketSite in New York City. In attendance will be Piovanetti along with the company’s newly appointed Chairman and Director, Kenges Rakishev, a global business leader and technology investor, and Dmitry Kozko, its newly appointed President. The event begins at approximately 9:15 a.m., with media and guests invited to begin arriving at 8:30 a.m. The event may be viewed live that morning at http://www.nasdaq.com/reference/marketsite_about.stm.

Said Rakishev: “Net Element International, with its extensive global network and high-level business dealings with Russia, Kazakhstan and other CIS countries, is ideally positioned to capitalize on the region’s booming technology marketplace and bring value to our shareholders.”

Aegis Capital Corp. acted as financial adviser to Cazador, and Reed Smith LLP acted as legal advisor to Cazador. Bilzin Sumberg Baena Price & Axelrod LLP provided legal counsel and Primary Capital, LLC acted as an adviser to Net Element.

About Net Element International, Inc. (NASDAQ:NETE)

Net Element International (NASDAQ:NETE) is a technology driven group in mobile commerce and payment processing, as well as in entertainment and culture Internet destinations in Russia and other emerging markets. Its international technology development centers, extensive global network and high-level business relationships in Russia and the Commonwealth of Independent States strategically position the company for growth these markets and beyond. Net Element International owns and operates a mobile-commerce company, TOT Money, as well as several Internet properties that create social and business communities in the entertainment, music, motorsports and film industries. Net Element’s portfolio includes: www.TOTmoney.ru; www.Motorsport.com; www.Openfilm.com; www.Music1.ru; www.ARLive.com and www.Yapik.com. For more information, visit www.NetElement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect Net Element International's (NEI) and its directors’ and management’s current beliefs, expectations or intentions regarding future events. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “will,” “become,” “achieve,” “execute,” “continue,” “may,” “could,” “should,” “expect,” “expected,” “proposed,” “contemplated,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, all statements and information regarding the intent, belief or current expectation of NEI and its directors and management. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of NEI and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) the amount of cash available to NEI following the business combination being insufficient to allow NEI to achieve its business objectives; (ii) the future performance of NEI following the closing of the business combination; (iii) the impact of the business combination on the markets for NEI’s products and services; (iv) the employees of Cazador and Net Element not being combined and integrated successfully; (v) operating costs, unexpected transaction costs and actual or contingent liabilities; (vi) business disruption following the business combination, including adverse effects on employee retention and on NEI’s business relationships with third parties; (vii) the failure of NEI’s common stock to maintain its listing on The Nasdaq Capital Market; (viii) general business and economic conditions; and (ix) the performance of financial markets. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by each of Cazador and Net Element with the U.S. Securities and Exchange Commission (the “SEC”), the definitive joint proxy statement/prospectus filed by Cazador and Net Element with the SEC and future reports and other filings by NEI with the SEC. NEI anticipates that subsequent events and developments may cause its views and expectations to change. NEI assumes no obligation, and it specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

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Editor’s Notes:	Interviews are available at the NASDAQ MarketSite on October 4 Interviews before, during and after the October 4 bell-ringing ceremony may be coordinated upon request
Photographs and videos of the opening bell-ringing ceremony at the NASDAQ MarketSite are available upon request

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